SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statment
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                       PHELPS DODGE CORPORATION
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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



--------------------------------------------------------------------------------
Phelps Dodge Corporation logo

2600 North Central Avenue, Phoenix, Arizona 85004-3014
------------------------------------------------------------------------------



     Douglas C. Yearley
     Chairman of the Board, President
     and Chief Executive Officer

                                                                  March 31, 1995

     Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of Phelps Dodge Corporation to be held at 11:00 a.m. on Wednesday, May 3, 1995, at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona. We hope that you will be able to attend the meeting, at which the business and operations of the Corporation will be reviewed.

         The formal notice of annual meeting and proxy statement are attached to this letter. This material contains information concerning the business to be conducted at the meeting and the nominees for election as directors.

         Even if you are unable to attend the meeting in person, it is important that your shares be represented. Therefore, please complete, date, sign and return the enclosed proxy at your earliest convenience. Approximately 80.25% of the outstanding shares were represented at last year's meeting, and we would like even greater shareholder participation this year. If you choose to attend the annual meeting, you may, of course, revoke your proxy and cast your votes personally at the meeting.

                                   Sincerely,



                                   /s/ D C Yearley
                                   ---------------






Phelps Dodge Corporation logo

        2600 North Central Avenue, Phoenix, Arizona 85004-3014
    ----------------------------------------------------------------------
    Notice of Annual Meeting of Shareholders                   May 3, 1995
    ----------------------------------------------------------------------

    To the Shareholders of Phelps Dodge Corporation:

        The annual meeting of shareholders of Phelps Dodge Corporation (the "Corporation") will be held at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona, on Wednesday, May 3, 1995, at 11:00 a.m., for the following purposes:

        1. To elect four directors;

        2. To consider and act upon a proposal to ratify the appointment of Price Waterhouse LLP as independent accountants for the Corporation for the year 1995; and

        3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

        Only holders of record of the Corporation's Common Shares at the close of business on March 16, 1995, will be entitled to vote at the meeting.

        Shareholders who do not expect to attend the meeting in person are asked to date, sign and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States.

                                  By order of the Board of Directors,
                                           William C. Tubman
                                      Vice President and Secretary

    Phoenix, Arizona
    March 31, 1995




                           PHELPS DODGE CORPORATION
            2600 NORTH CENTRAL AVENUE, PHOENIX, ARIZONA 85004-3014


                               PROXY STATEMENT

    The accompanying proxy is solicited on behalf of the Board of Directors of Phelps Dodge Corporation (the "Corporation") for use at the annual meeting of shareholders to be held on May 3, 1995, and any adjournments thereof. The shareholder giving the proxy may revoke it at any time before it is exercised at the meeting by delivering to the Secretary of the Corporation a written instrument of revocation or a duly executed proxy bearing a later date.

    The only securities of the Corporation entitled to vote at the 1995 annual meeting are its Common Shares, of which 70,357,067 shares were outstanding on March 16, 1995, each entitled to one vote. Only shareholders of record at the close of business on March 16, 1995, will be entitled to vote at the annual meeting. The proxy of any shareholder participating in the Automatic Dividend Investment Service for Phelps Dodge Common Shares, administered by Chemical Bank, will also serve as instructions for the voting of all shares held for the shareholder's account under that service. This proxy statement and the accompanying form of proxy are being first sent to shareholders on or about March 31, 1995.

                           1. ELECTION OF DIRECTORS

    The Board of Directors of the Corporation currently consists of twelve directors. The directors are divided into three classes, three in Class I, three in Class II and four in Class III. Two directors currently are unclassified and are nominees for Class I. The terms of office of the three Class I directors expire at the 1995 annual meeting of shareholders. Mr. George C. Dillon, a Class I director, and Mr. George L. Shinn, a Class III director, will retire on May 3, 1995 in accordance with the Corporation's Policy on Retirement of Directors. The directors have voted to decrease the size of the Board from 12 members to 10 members effective upon the election of directors at the annual meeting of shareholders to be held on May 3, 1995.

    The four nominees for election as Class I directors are listed below. The nominees will be elected to serve for a term of three years. The directors' terms will continue until their successors are elected and qualify. Unless otherwise instructed, the persons named in the accompanying proxy will vote FOR the election of such nominees. If for any reason any nominee should not be available for election or able to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors.

    A plurality of the votes cast at the annual meeting is required for the election of directors. Abstentions and broker non-votes therefore have no effect on the election of directors.

                                AGE, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
  NOMINEE                               AND OTHER DIRECTORSHIPS HELD
  -------                      -------------------------------------------------


Edward L. Addison             Mr. Addison,  65, was Chairman of the Board of The
 (Class I)                    Southern  Company,  Atlanta,  Georgia,  a  holding
                              company  of  an  electric  utility  system,   from
                              January 1994 and was Chief Executive  Officer from
                              1983,  until his  retirement  on March 1, 1995. He
                              was President of The Southern Company from 1983 to
                              1993. From 1978 to 1983 he was President and Chief
                              Executive  Officer  of  Gulf  Power  Company,   an
                              electric   utility.   He  is  a  director  of  CSX
                              Corporation,  Protective  Life    Corporation  and
                              Wachovia Bank of Georgia, N.A. Mr. Addison has served as a Phelps Dodge director since 1985.

Paul Hazen                    Mr.  Hazen,  53,  has  been  Chairman  and   Chief
 (Class I)                    Executive  Officer of Wells  Fargo & Company,  San
                              Francisco,  California , a bank  holding  company,
                              and of Wells Fargo Bank, N.A., a national  banking
                              association,   since   January  1,  1995.  He  was
                              President  of Wells  Fargo & Company  and of Wells
                              Fargo, Bank N.A. from 1984 to 1994. He is a director of Wells Fargo & Company, Wells Fargo
                              Bank,  N.A., Air  Touch  Communications,  Inc. and
                              Safeway,  Inc.  Mr.  Hazen has served as a  Phelps
                              Dodge director since 1988.

Marie L. Knowles              Mrs. Knowles,  48, has been Senior Vice  President
 (Class I)                    of  Atlantic  Richfield   Company,   Los  Angeles,
                              California,   a  diversified   petroleum  products
                              company,  and  President  of  ARCO  Transportation
                              Company,  a company  engaged in the  operation  of
                              petroleum  transportation and storage  facilities,
                              since  1993.  From  1990  to  1993  she  was  Vice
                              President and Controller of Atlantic Richfield Com
                              pany. Mrs.  Knowles is a director of ARCO Chemical
                              Company.   She   has  served  as  a  Phelps  Dodge
                              director since 1994.

Gordon R. Parker              Mr.  Parker,  59, was  Chairman of Newmont  Mining
 (Class I)                    Corporation  and   Newmont  Gold  Company, Denver,
                              Colorado, a unified worldwide gold mining company, from 1986 until his retirement at year-end 1994.
                              He was Chief Executive Officer of both companies from 1986 until 1993. Mr. Parker is a director of Caterpillar, Inc., Gold Fields of South Africa and
                              The Williams Companies, Inc. He was elected a director of Phelps Dodge on February 1, 1995.


    The six directors whose terms will continue after the annual meeting and will expire at the 1996 annual meeting of shareholders (Class II) or the 1997 annual meeting of shareholders (Class III) are listed below.

                                 AGE, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
    DIRECTOR                  ----------------------------------------------
    --------                          AND OTHER DIRECTORSHIPS HELD

Paul W. Douglas               Mr. Douglas,  68, was Chairman and Chief Executive
 (Class II)                   Officer  of  The  Pittston   Company,   Greenwich,
                              Connecticut,  a  diversified  firm engaged in coal
                              mining  and  transportation  services,  from  1984
                              until his  retirement in 1991.  He was  President,
                              Chief  Executive   Officer  and  Chairman  of  the
                              Executive Committee of Freeport-McMoRan Inc., from
                              1981 to 1983 and of Freeport Minerals Company from
                              1975 to 1981.  Mr. Douglas is a director of Holmes
                              Protection  Group,  Inc.,  New York Life Insurance
                              Company,  Philip  Morris  Incorporated,  MacMillan
                              Bloedel Limited and U.S. Trust Corporation and a trustee of U.S. Trust Corporation's subsidiary, United States Trust Company of New York. He has served as a Phelps Dodge director since 1983.

William A. Franke             Mr.  Franke,  57, has been  President of Franke  &
 (Class II)                   Company,  Inc.,  Phoenix,  Arizona,  an investment
                              firm,  since  1987.  He has been  Chairman  of the
                              Board of America West  Airlines,  Inc., an airline
                              carrier,  since 1992 and Chief  Executive  Officer
                              since  December  1993.  He  was  Chairman  of  the
                              Executive  Committee  of  America  West  Airlines,
                              Inc.,  from 1992 to 1993.  During 1989 and 1990 he
                              performed  certain  executive  duties for Circle K
                              Corporation,  an international  convenience  store
                              chain, as Chairman of its Executive Committee, and
                              from 1990 to 1993 acted as Chairman of its Special
                              Committee  of  Directors.  He  is  a  director  of
                              America   West   Airlines,    Inc.   and   Central
                              Newspapers, Inc. Mr. Franke has served as a Phelps
                              Dodge director since 1980.


Southwood J. Morcott          Mr.  Morcott,  56, has been Chairman of  the Board
 (Class II)                   of Dana  Corporation,  Toledo,  Ohio,  a worldwide
                              manufacturer  and  distributor  of  parts  for the
                              vehicular,   industrial  and  mobile   off-highway
                              markets,   since  1990.  He  was  appointed  Chief
                              Executive  Officer of Dana Corporation in 1989 and
                              President  and Chief  Operating  Officer  in 1986.
                              Since 1987 he has been Chairman of Hayes-Dana Inc.
                              Mr.  Morcott is a director  of  Dana  Corporation,
                              Hayes-Dana   Inc.,  CSX  Corporation  and  Johnson
                              Controls, Inc. He has served as a Phelps Dodge director since 1991.

Robert N. Burt                Mr. Burt,  57, has been Chairman of the  Board and
 (Class III)                  Chief  Executive   Officer  of  FMC   Corporation,
                              Chicago,  Illinois,  a producer of  chemicals  and
                              machinery    for   industry,    agriculture    and
                              government, since 1991. From 1990 to 1993 he was President of FMC Corporation and Executive Vice
                              President from 1988 to 1990. From 1989 to 1991 he was Chairman and Chief Executive Officer of FMC
                              Gold Company. He is a director of FMC Corporation and FMC Gold Company. Mr . Burt has served as a
                              Phelps Dodge director since 1993.


Robert D. Krebs               Mr. Krebs,  52, has  been Chairman,  President and
 (Class III)                  Chief  Executive   Officer  of  Santa  Fe  Pacific
                              Corporation,  Schaumburg,   Illinois,  a   holding
                              company engaged in transportation,  since 1988. He
                              has been Chairman,  President and Chief  Executive
                              Officer  of The  Atchison,  Topeka  and  Santa  Fe
                              Railway Company,  a  transportation company, since
                              1991.  He  is  a  director  of  Santa  Fe  Pacific
                              Corporation,  Santa  Fe  Energy  Resources,  Inc.,
                              Santa  Fe  Pacific  Gold  Corporation,   Santa  Fe
                              Pacific Pipelines,  Inc., The Atchison, Topeka and
                              Santa Fe  Railway  Company,  Catellus  Development
                              Corporation  and Northern Trust  Corporation.  Mr.
                              Krebs has served as a Phelps Dodge  director since
                              1987.


 Douglas C. Yearley           Mr.  Yearley,  59, has been Chairman of the  Board
  (Class III)                 and Chief  Executive  Officer  of the  Corporation
                              since 1989 and President of the Corporation  since
                              1991. He was President of Phelps Dodge Industries,
                              a  division  of the  Corporation,  from 1988 until
                              1990,  Executive Vice President of the Corporation
                              from 1987 until 1989 and Senior Vice  President of
                              the  Corporation  from 1982 through  1986. He is a
                              director of J.P.  Morgan & Co.,  Incorporated  and
                              its principal banking subsidiary,  Morgan Guaranty
                              Trust  Company  of  New  York,   Lockheed   Martin
                              Corporation and USX Corporation. Mr. Yearley has served as a Phelps Dodge director since 1986.

    The Board of Directors met eight times during 1994. Various committees of the Board also met during the year, including the Audit Committee, four meetings; the Compensation and Management Development Committee, four meetings; the Committee on Directors (nominating committee), three meetings; and the Environmental, Health and Safety Committee, three meetings. Average attendance at all Board and committee meetings was 98%. Each incumbent director attended at least 90% of the meetings of the Board and the committees on which the director served.

    The Audit Committee of the Board of Directors, comprising Messrs. Addison, Douglas, Franke, Hazen (Chairman), (Mrs.) Knowles, Krebs and Shinn, among other functions: (i) reviews and recommends the engagement of the Corporation's independent accountants, including the approval of their fee and the scope and timing of their audit of the Corporation's financial statements; (ii) reviews, with the Corporation's Director of Corporate Audit, the scope and results of the Corporation's internal audit activity; (iii) reviews, with the independent accountants, the Director of Corporate Audit and the Corporation's management, policies and procedures with respect to internal auditing and financial and accounting controls; (iv) reviews, with the independent accountants, the accountants' report on the Corporation's financial statements, their perception of the Corporation's financial and accounting personnel, and their recommendations, if any, for improvements in the Corporation's internal controls and the implementation of such recommendations; and (v) reviews the adequacy and appropriateness of the Corporation's code of business ethics and policies.

    The Compensation and Management Development Committee of the Board of Directors, comprising Messrs. Burt, Dillon, Douglas, Hazen, Krebs (Chairman) and Morcott, recommends to the Board the compensation of the Corporation's senior officers, reviews recommendations by management as to the compensation of other officers and key personnel and reviews management's program for the development of individuals to assume positions of responsibility in the Corporation. In addition, the Committee reviews and recommends to the Board incentive compensation awards, administers the Phelps Dodge Long-Term Performance Plan, administers and grants options, which may be in tandem with stock appreciation rights, and restricted stock under the Corporation's 1993 Stock Option and Restricted Stock Plan (the "1993 Plan"), and administers the 1979 Stock Option Plan and the 1987 Stock Option and Restricted Stock Plan (the "1987 Plan").

    The Committee on Directors of the Board of Directors, comprising Messrs. Dillon (Chairman), Franke, Krebs, Morcott, Parker and Yearley, studies, and makes recommendations concerning, the composition of the Board of Directors and the committees thereof and reviews the compensation of Board and committee members. The Committee also reviews the qualifications of potential candidates for director of the Corporation and recommends to the Board of Directors nominees for election as directors. The Committee will consider as nominees for director persons recommended by shareholders. Such recommendations should be sent to the Secretary of the Corporation and should include the address of the person and a brief description of his or her qualifications.

    The Environmental, Health and Safety Committee of the Board of Directors, comprising Messrs. Addison (Chairman), Burt, Dillon, Douglas, (Mrs.) Knowles and Morcott, reviews, among other things, the Corporation's policies with respect to environmental, health and safety matters and the adequacy of management's programs for implementing those policies and reports on such reviews and makes recommendations with respect to those policies to the Board of Directors.

    Directors who are not employees of the Corporation currently receive an annual retainer of $25,000 and a fee of $1,000 for each Board or committee meeting attended or, on a per diem basis, for rendering other special services to the Corporation. As an employee director, Mr. Yearley does not receive the annual retainer or any meeting fees. Under an unfunded plan, a director may elect to defer receipt of his retainer or meeting fees or both to future years and to receive interest thereon at prevailing market rates or to have such amounts deemed invested in the Corporation's Common Shares.

    Directors who have served for at least five years and who have not been employees of the Corporation or any of its subsidiaries are entitled to receive an annual retirement benefit beginning at age 65 (or at their later retirement from the Board) equal to 50% of the annual retainer paid from time to time to active directors and prorated for each year served in excess of five years up to 100% for retired directors who have served for at least ten years. The plan providing for these payments is unfunded, and payments under it are made directly by the Corporation.

    The Corporation provides life insurance for directors who are not and have not been employees of the Corporation or any of its subsidiaries. The amounts of such insurance are $50,000 for active directors and $25,000 for directors who have retired in accordance with the Corporation's Policy on Retirement of Directors.

    Directors who are not, and have not for one year been, employees of the Corporation or its subsidiaries or are not otherwise eligible to participate in any plan of the Corporation or its subsidiaries entitling participants to acquire stock, stock options or stock appreciation rights, are eligible for option grants under the Phelps Dodge 1989 Directors Stock Option Plan (the "Plan"). The number of such eligible directors currently is eleven. Up to 171,232 Common Shares may be sold pursuant to options under the Plan. On the first business day following each annual meeting of shareholders, and in no event later than the following June 1, each eligible director will be granted an option to purchase 1,148 Common Shares. The option price is the fair market value of the Common Shares on the day the option is granted and is payable in cash or in Common Shares having a market value equal to the option price or in a combination of cash and Common Shares. Options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Exercisable options expire no later than three years after a director terminates his service, unless his service terminates as a result of removal by the shareholders for cause, in which case the options will be cancelled on the date of termination. Options that are not exercisable on the date a director terminates his service will be cancelled on that date unless his service terminates (i) at or after he reaches age 65, having served at least ten years,
(ii) on account of his death or disability or (iii) in compliance with any applicable law or rule of the New York Stock Exchange. In the latter cases, all of a director's outstanding options are immediately and fully exercisable at the time of his termination of service. Each option outstanding at such time as the Corporation's shareholders approve a merger or similar transaction in which the Corporation will not survive as a publicly held corporation or the Corporation's Common Shares are first purchased pursuant to a third party tender offer will be cancelled in exchange for a cash payment equal to the excess of the fair market value of the Common Shares on such date over the exercise price of such option multiplied by the number of shares subject to such option. The Plan terminates on the third day following the annual meeting of shareholders to be held in the year 1999. The termination of the Plan will not affect options outstanding at that time.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following directors served on the Compensation and Management Development Committee of the Board of Directors during all or part of 1994:
Messrs. Burt, Dillon, Douglas, Hazen, Krebs (Chairman) and Morcott. None of these directors is or has been an officer or employee of the Corporation or any of its subsidiaries or has had any other relationship with the Corporation or any of its subsidiaries requiring disclosure herein under the applicable rules of the Securities and Exchange Commission.


                      BENEFICIAL OWNERSHIP OF SECURITIES

    The following table discloses the number of the Corporation's Common Shares deemed beneficially owned as of February 1, 1995, by each director and each named executive officer of the Corporation and by all directors and current executive officers of the Corporation as a group(a):



                     Number of                                      Number of
                      Shares                                          Shares
Name                  (b)(c)      Name                                (b)(c)
----                 ---------    ----                              ---------

Edward L. Addison       5,591    Southwood J. Morcott                 2,751
Robert N. Burt          1,007    Gordon R. Parker (e)                 1,000
George C. Dillon        5,791    Bernard G. Rethore                  60,172
Paul W. Douglas         6,591    Patrick J. Ryan                     52,496
William A. Franke       6,591    George L. Shinn                      5,591
Paul Hazen              7,591    Thomas M. St. Clair                 77,476
Manuel J. Iraola (d)   47,144    J. Steven Whisler                  132,887
Marie L. Knowles        1,000    Douglas C. Yearley                 366,083
Robert D. Krebs         5,136    Directors and current executive
                                   officers as a group (16)         784,898
-------

(a) The percentage of Common Shares beneficially owned by any director and any named executive was less than one percent of the Common Shares outstanding on February 1, 1995; the percentage of Common Shares beneficially owned by all directors and current executive officers as a group was 1.11 percent of the Common Shares outstanding on February 1, 1995.

(b) Shares shown as beneficially owned: (i) include restricted shares acquired under the 1993 Stock Option and Restricted Stock Plan as follows: Mr. Iraola, 7,863 shares; Mr. Rethore, 0 shares; Dr. Ryan, 2,895 shares; Mr. St. Clair, 2,652 shares; Mr. Whisler, 2,738 shares; and Mr. Yearley, 5,437 shares; all current executive officers as a group, 21,585 shares; and (ii) include shares which may be acquired within 60 days by exercise of stock options as follows: Mr. Burt, Mrs. Knowles and Mr. Parker, 0 shares; Mr. Krebs, 3,443 shares; Mr. Morcott, 1,147 shares; Mr. Iraola, 30,199 shares; Mr. Rethore, 45,909 shares; Dr. Ryan, 40,513 shares; Mr. St. Clair, 56,194 shares; Mr. Whisler, 107,139 shares; and Mr. Yearley, 249,101 shares; each nonemployee director (except Mrs. Knowles, Messrs. Burt, Krebs, Morcott and Parker), 4,591 shares; all directors and current executive officers as a group, 561,191 shares. In addition to the shares in the table shown as beneficially owned, which include shares which may be acquired within 60 days by exercise of stock options, the individuals and group hold additional stock options as follows: Mr. Burt, 1,148 shares; Mrs. Knowles and Mr. Parker, 0 shares; Mr. Iraola, 43,501 shares; Mr. Rethore, 0 shares; Dr. Ryan, 67,668 shares; Mr. St. Clair, 50,334 shares; Mr. Whisler, 89,594 shares; and Mr. Yearley, 184,100 shares; each outside director (except Mr. Burt, Mrs. Knowles and Mr. Parker), 2,297 shares; all directors and current executive officers as a group, 454,721 shares.

(c) Each director and named executive officer has sole voting and investment power over the shares shown as beneficially owned except: (i) the restricted shares acquired under the 1993 Stock Option and Restricted Stock Plan as to which each holder has sole voting but no investment power; (ii) shares which may be acquired within 60 days by exercise of stock options as to which each holder has no voting or investment power; and (iii) 14,263 shares as to which Mr. Rethore has shared voting and investment power and 110,545 shares as to which Mr. Yearley has shared voting and investment power.

(d) Effective January 6, 1995, Mr. Iraola was elected Senior Vice President of the Corporation and President of Phelps Dodge Industries, a division of the Corporation.

(e) Mr. Parker was elected a director of the Corporation on February 1, 1995.








                            EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid by the Corporation for 1994, 1993 and 1992 to each of the five named individuals who were executive officers of the Corporation in 1994:

                          SUMMARY COMPENSATION TABLE


                         ANNUAL COMPENSATION(b)                                   LONG TERM COMPENSATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     AWARDS               PAYOUTS
                                                                           --------------------------  -------------
                                                                                                           LONG
                                                                  OTHER                                    TERM              ALL
              NAME                                               ANNUAL     RESTRICTED                  PERFORMANCE         OTHER
              AND                           BASE                 COMPEN-      STOCK        OPTIONS         PLAN            COMPEN-
           PRINCIPAL                       SALARY      BONUS    SATION(c)     AWARDS(d)    GRANTED(e)     PAYOUTS          SATION(g)
            POSITION               YEAR      ($)        ($)        ($)         ($)           (#)            ($)              ($)
--------------------------------  ------  ---------  ---------  ---------  ------------  ------------  -------------      ---------
Douglas C. Yearley                 1994    560,000    560,000    24,580         -0-       190,615(a)    203,651(f)          56,000
Chairman of the Board              1993    560,000    300,000    34,026         -0-       135,622(a)    207,000(f)          88,756
President, Chief Executive         1992    525,000    525,000    13,061         -0-       297,435(a)    225,000             62,076
Officer and Director
J. Steven Whisler                  1994    300,000    241,100      -0-          -0-        55,594(a)    109,563(f)          30,000
Senior Vice President              1993    300,000    185,300     4,914         -0-        37,612(a)     93,150(f)          39,021
                                   1992    285,000    222,700     4,852         -0-        33,202(a)    105,000             31,260
Patrick J. Ryan                    1994    293,000    235,300      -0-          -0-        44,426(a)    107,458(f)          29,300
Senior Vice President              1993    293,000    186,800      -0-          -0-        32,000       111,780(f)          34,970
                                   1992    282,000    211,800       513         -0-        27,000(a)    130,000             31,115
Bernard G. Rethore (h)             1994    290,000    213,400     2,155         -0-        11,909(a)    106,468(f)          29,000
Senior Vice President              1993    290,000    203,800     1,702         -0-        47,319(a)    109,710(f)          38,945
                                   1992    280,000    179,000     1,538         -0-        31,348(a)    127,500             30,681
Thomas M. St. Clair                1994    270,000    187,200       213         -0-        56,987(a)     99,040(f)          27,000
Senior Vice President and          1993    270,000    101,000     1,196         -0-        47,304(a)    101,430(f)          37,802
Chief Financial Officer            1992    260,000    175,600       680         -0-        30,170(a)    117,500             28,120

-------
(a) The option grants denoted by "(a)" include reload options, as well as normal compensatory  options (except that Mr.  Rethore's 1994 grants are all reload options).

(b) During  October 1993, in response to falling copper prices at that time, all merit salary increases for the five named executive  officers were suspended until  January 1, 1995.  Amounts  shown  under  "Bonus"  were paid under the
    Annual Incentive  Compensation  Plan.  Amounts shown under "Base Salary" and
    "Bonus"  include  any salary or bonus  deferred by the  executive  under the
    Phelps  Dodge   Employee   Savings  Plan  (the   "Savings   Plan")  and  the
    Comprehensive  Executive Nonqualified  Retirement and Savings Plan of Phelps
    Dodge Corporation (the "Comprehensive Nonqualified Plan").

(c) Tax payment reimbursements.

(d) This column does not reflect restricted stock paid as Long-Term  Performance
    Plan awards. See Note (f) below. On December 31, 1994, the named executives held the following numbers of shares of restricted stock which had the following aggregate values on such date: Mr. Yearley, 5,437 shares worth
    $334,715; Mr. Whisler, 2,738 shares worth $168,558; Dr. Ryan, 2,895 shares worth $178,223; Mr. Rethore, 1,128 shares worth $69,443; Mr. St. Clair,
    2,652 shares worth $163,264.

    While shares of restricted stock generally require three years of post-grant service to vest,  such  shares may vest in less than three  years in certain
    circumstances,   such  as  on  the  holder's  death,  disability  or  normal retirement, upon the achievement of specified performance goals or otherwise in the discretion of the Compensation and Management  Development Committee.
    Dividends on restricted stock are paid to the holder.

(e) The numbers of shares covered by options granted prior to May 18, 1992, have been doubled to reflect the 2-for-1 stock split which became effective on that date.

(f) The  1992-1994  Long-Term  Performance  Plan  award  was  paid  100%  in the
    Corporation's Common Shares restricted as to transferability for a period of two years following the end of the performance review period (with the exception of Mr. Rethore whose award was paid in cash). The 1991-1993
    Long-Term Performance Plan award was paid one-half in cash and one-half in the Corporation's Common Shares restricted as to transferability for a period of two years following the end of the performance review period.

(g) Amounts shown include the following contributions and accruals by the Corporation for 1994 to the Savings Plan and 1994 accruals under the savings portion of the Comprehensive Nonqualified Plan, respectively, for the benefit of the named executives: Mr. Yearley, $15,000 and $41,000; Mr.
    Whisler,  $15,000 and $15,000;  Dr. Ryan, $15,000 and $14,300;  Mr. Rethore,
    $15,000 and $14,000;  Mr. St. Clair, $15,000 and $12,000. For 1993 and 1992,
    the figures include earnings on certain amounts accrued for the named executives. Such earnings are not included for 1994.

(h) Effective  January 6, 1995, Mr. Rethore resigned his position as Senior Vice
    President of the Corporation and President of Phelps Dodge Industries, a division of the Corporation, and effective January 27, 1995, he resigned all officer and director positions he held with subsidiaries of the Corporation.



                                 STOCK OPTIONS

    Each of the named executives was eligible to receive two types of option grants during 1994: normal option grants and reload option grants. The first type of grant is a compensatory award normally made on an annual basis which is intended to reward each named executive based on the Corporation's future performance. Normal option grants customarily include the right to receive reload options.

    A reload option is granted to an employee who exercises an option with already-owned shares. It replaces the opportunity for future appreciation that the employee would otherwise lose by exercising the original option, while encouraging the employee to increase his share ownership. Reload options provide only limited incremental value to the employee as compared to the options they replace. Reload option grants customarily include the right to receive additional reload options.

    The following table contains information with respect to the normal compensatory option grants and reload option grants made to each named executive during 1994 and the hypothetical value at the time of grant based on a variation of the Black-Scholes model (see footnote (c) on page 10). The Corporation is not aware of any option pricing model which can provide a true assessment of the value of the options. Over their lives, the options could have a greater or a lesser value than that shown in the table, and under some circumstances they could have zero value.



                            OPTION GRANTS IN 1994

                                 NORMAL          % OF TOTAL
                               AND RELOAD      OPTIONS GRANTED
                                OPTIONS         TO EMPLOYEES        EXERCISE      EXPIRATION         GRANT DATE
NAME                            GRANTED(a)        IN 1994(b)         PRICE           DATE          PRESENT VALUE(c)
----                         --------------  -------------------  ------------  --------------  --------------------
Douglas C. Yearley              100,000             20.1%           $57.8750       12/7/04           $1,071,000
                                  9,790                              62.4375       12/7/98               57,000
                                 22,632                              62.4375        2/7/00              133,000
                                 18,189                              62.4375       12/2/02              107,000
                                 22,634                              62.4375       12/5/00              133,000
                                 17,370                              62.4375       12/4/01              102,000
J. Steven Whisler                43,000              5.9%            57.8750       12/7/04              460,000
                                 12,594                              62.4375        2/7/00               74,000
Patrick J. Ryan                  38,000              4.7%            57.8750       12/7/04              407,000
                                  4,965                              62.4375       12/2/02               29,000
                                  1,461                              62.4375       12/5/00                9,000
Bernard G. Rethore               11,909              1.3%            61.8750       2/27/95               69,000
Thomas M. St. Clair              27,000              6.0%            57.8750       12/7/04              289,000
                                  8,194                              56.6250       12/5/00               44,000
                                  5,926                              56.6250       12/4/01               32,000
                                  5,031                              62.4375       12/2/02               30,000
                                  1,218                              62.4375        2/7/00                7,000
                                  4,244                              62.4375       12/5/00               25,000
                                  5,374                              62.4375       12/4/01               32,000
-------
(a)  During 1994,  normal  options were granted in the following  amounts to the named executive officers:  Mr. Yearley,  100,000; Mr. Whisler,  43,000; Dr.
     Ryan, 38,000; and Mr. St. Clair,  27,000. The remaining grants disclosed in the table are reload options.

     Options expire no later than the tenth anniversary of the date of grant, plus one day. If an employee retires on his normal retirement date or dies, his exercisable options terminate no later than the fifth anniversary of his retirement or death. If an optionee's employment terminates for any reason other than retirement or death, his exercisable options terminate no later than 30 days following the termination of his employment.

     Options generally become exercisable in three substantially equal annual installments beginning on the first anniversary of the date of grant or earlier (but not earlier than six months from the date of grant except in the case of death) on (i) an employee's normal retirement date or death,
     (ii) the date an employee ceases to be employed if his employment ceases within two years following a change of control of the Corporation, and
     (iii) the date the Corporation's Common Shares are purchased pursuant to a third party tender offer or the Corporation's shareholders approve a merger or similar transaction which the Corporation will not survive as a publicly held corporation.

     Options  include  limited  rights   exercisable   only  in  the  event  the
     Corporation's  Common Shares are purchased pursuant to a third party tender offer  or the  Corporation's  shareholders  approve  a  merger  or  similar transaction  which the  Corporation  will not  survive as a  publicly  held corporation.  Under these limited rights, an optionee may elect, in lieu of purchasing  shares,  to relinquish the option with respect to all or any of such  shares  and to  receive a payment  equal to (i) the price  paid for a
     Common Share in such merger or similar transaction multiplied by the number of Common  Shares the  optionee  could have  purchased  less (ii) the total purchase  price for that  number of  Common  Shares  under the terms of the option.

     Options customarily include the right to receive reload options in the event the optionee exercises an option with already-owned shares. Reload options contain the same expiration dates and other terms as the options they replace except that they have an exercise price per share equal to the fair market value of a Common Share on the date the reload option is granted and become exercisable in full six months after they are granted.
     Reload options customarily include the right to receive additional reload options.

(b) Illustrates the total number of normal and reload options granted as a percent of the aggregate number of 1994 normal options (746,150 shares) and 1994 reload options (204,605 shares) granted to all employees.

(c)  The  hypothetical  present  value of the  options  at the date of grant was determined using a variation of the Black-Scholes option pricing model. The
     Black-Scholes model is a complicated  mathematical  formula which is widely used to value options  traded on the stock  exchanges.  However,  executive stock options differ from exchange-traded  options in several key respects.
     Executive  options are  long-term,  nontransferable  and subject to vesting restrictions,  whereas  exchange-traded  options are  short-term and can be exercised or sold  immediately in a liquid  market.  The model used here is adapted to estimate the present value of an executive  option and considers a  number  of  factors,  including  the  grant  price  of the  option,  the volatility of the Corporation's  Common Shares, the dividend rate, the term of the  option,  the time it is  expected to be  outstanding  and  interest rates.  The  Black-Scholes  values were derived  using as  assumptions  the following  financial factors which existed at essentially the time that the options were granted:  volatility of .2299,  dividend  yield of 3.64%,  and interest rates of 7.64% for regular  options and 5.16% for reload  options.
     In view of the Corporation's  historic exercise experience and the inherent motivation  to exercise  options early in their terms because of the reload option  feature,  normal options were assumed to be  outstanding  for three years at time of  exercise  and reload  options  for one year.  No downward adjustments were made to the resulting  grant-date option values to account for potential forfeiture or  nontransferability of the options in question.
     Because   the  model  is  adapted  to  value   executive   options  and  is
     assumption-based, it only values the options in theory.


    Reload option grants are part of the Corporation's overall program to increase the number of Common Shares owned by its executive officers and other key employees. Traditional option programs generally do not encourage optionees to exercise options prior to the end of their term or to hold the shares received upon such exercise. The Compensation and Management Development Committee adopted the reload option program, with shareholder approval, to encourage option exercises and stock retention by permitting an optionee to exercise an option with already-owned Common Shares and to be restored to the same economic opportunity available immediately prior to such exercise.

    Under the reload program, an employee who exercises an option (the "Original Option") with already-owned shares prior to the end of the option term will receive an additional option (the "Reload Option") covering a number of shares equal to the number used to exercise the Original Option. The Reload Option will be exercisable, beginning six months after grant and continuing for the remaining term of the Original Option, at a price equal to the fair market value of the shares on the date the Original Option is exercised. As a result of the exercise of the Original Option with already-owned shares, the net number of Common Shares held by the employee will increase by the number of shares that has an aggregate market value equal to the "spread" on the option (the "spread" equals the aggregate market price of the option shares on the day of exercise less the aggregate exercise price). Thus, the number of shares covered by the Reload Option plus the number of additional shares received on the exercise of the Original Option will equal the number of shares covered by the Original Option. The program thereby serves to replace the opportunity for future appreciation that an optionee would otherwise lose by exercising an option using already-owned shares. In addition, by inducing option exercises and stock retention, the reload feature offers optionees the opportunity to receive dividends on a greater number of shares than would be the case without such a feature.

    An employee will also benefit from the use of the reload feature if the market price of the underlying shares declines between the date he exercises the Original Option and the expiration date of that option. By encouraging an employee to exercise options with shares, the reload feature enables an employee to protect against a decline in the market price of the Common Shares without losing the potential benefit of a price increase.



    The following table provides information concerning options exercised in 1994 by the named executives and the options held by them at the end of 1994:

   AGGREGATED OPTION EXERCISES IN 1994 AND DECEMBER 31, 1994 OPTION VALUES

                                                                                            Value of
                                                                       Number of             Unexercised
                                                                      Unexercised            In-the-Money
                                                                      Options at              Options at
                                                                       12/31/94                12/31/94
                               Shares Acquired        Value          (Exercisable/          (Exercisable/
           Name                on Exercise(a)        Realized       Unexercisable)        Unexercisable)(b)
           ----              -------------------  --------------  -------------------  ------------------------
Douglas C. Yearley                 122,042            $1,961,995      158,486/274,715      $2,397,532/1,759,194
J. Steven Whisler                   29,675             1,066,445       107,139/89,594         2,740,736/719,937
Patrick J. Ryan                      8,579               134,366        34,087/74,094           704,305/631,125
Bernard G. Rethore                  15,419               217,101        42,582/45,909           808,550/561,375
Thomas M. St. Clair                 37,933               475,635        40,327/66,201           599,132/485,406

-------
(a)  All of the named  executives,  used shares already owned by them to pay the exercise  price of some or all of the options they  exercised in 1994.  Mr.
     Yearley  exercised  all of the options he exercised in 1994 in this manner.
     He acquired  31,427  shares on  exercise of these  options in excess of the shares  used to pay the  exercise  price and  received  reload  options  to purchase 90,615 shares.  Options for 29,675,  8,579, 15,419 and 37,933 were exercised  by Mr.  Whisler,  Dr.  Ryan,  Mr.  Rethore  and Mr.  St.  Clair,
     respectively,  in this  manner.  The numbers of Common  Shares  acquired on exercise of these  options in excess of the shares used to pay the exercise price were 17,081, 2,153, 3,510 and 7,946, respectively.

(b) Value is based on the mean of the high and low prices of the Common Shares on the Consolidated Trading Tape on December 30, 1994 ($61.5625).


                          LONG-TERM PERFORMANCE PLAN

     Prior to 1993, the Board of Directors had for several years adopted Long-Term Performance Plans covering three-year cycles. Plan participants were selected in the first year of the cycle. Payments were based primarily on the achievement of corporate objectives over the three-year period.

    A Long-Term Performance Plan was not implemented in 1993 or 1994.




                    PENSION AND OTHER RETIREMENT BENEFITS

    The following  pension table shows the estimated  aggregate  annual benefits payable in the form of a straight  life annuity  commencing  at age 65 (i) under the Phelps Dodge Retirement Plan for Salaried  Employees (the "Retirement Plan")
as supplemented by the supplementary  retirement provisions of the Comprehensive
Nonqualified Plan that make up amounts limited by the Internal Revenue Code (the
"Code")  and  (ii)  under  the  supplementary   retirement   provisions  of  the
Comprehensive Nonqualified Plan based on incentive compensation under the Annual
Incentive Compensation Plan:

                              PENSION PLAN TABLE

   Final Average
     Salary and
     Incentive                      Estimated Annual Benefits for Years of Benefit Service Indicated(c)
    Compensation      ------------------------------------------------------------------------------------------------
       (a)(b)              10            15            20            25            30            35            40
--------------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
     $  316,750         $ 48,880      $ 73,320      $ 97,760      $122,200      $146,640      $171,090      $195,530
     $  526,000         $ 82,360      $123,540      $164,720      $205,900      $247,080      $288,270      $329,450
     $  722,000         $113,720      $170,580      $227,440      $284,300      $341,160      $398,030      $454,890
     $  819,000         $129,240      $193,860      $258,480      $323,100      $387,720      $452,350      $516,970
     $  910,000         $143,800      $215,700      $287,600      $359,500      $431,400      $503,310      $575,210
     $1,001,000         $158,360      $237,540      $316,720      $395,900      $475,080      $554,270      $633,450
     $1,092,000         $172,920      $259,380      $345,840      $432,300      $518,760      $605,230      $691,690
     $1,163,000         $184,280      $276,420      $368,560      $460,700      $552,840      $644,990      $737,130
     $1,234,000         $195,640      $293,460      $391,280      $489,100      $586,920      $684,750      $782,570
     $1,376,000         $218,360      $327,540      $436,720      $545,900      $655,080      $764,270      $873,450

-------
(a)  The  Retirement  Plan  provides a member upon  retirement  at age 65 with a pension for life in a defined  amount based upon final  average  salary and length of benefit service.  Under the Retirement Plan, final average salary
     ("Final Average  Salary") is the highest average annual base salary for any consecutive 36-month period plus the average annual incentive  compensation for any  consecutive  60-month  period during a member's last 120 months of employment.  Benefit  service  includes all periods of employment  with the
     Corporation  or  its   participating   subsidiaries.   Benefits  under  the
     Retirement Plan are subject to certain  limitations  under the Code, and to the  extent  the result of such  limitations  would be a benefit  less than would  otherwise be paid under such Plan,  the difference is provided under the supplementary  retirement provisions of the Comprehensive  Nonqualified
     Plan.  The formula for  determining  benefits  payable under the Retirement
     Plan takes into account  estimated social security  benefits  payable.  The amounts set forth in the table  assume  maximum  social  security  benefits payable in 1995.

(b)  Amounts of annual incentive  compensation  have been estimated based on the five-year  average annual incentive  compensation  awarded to participating
     employees   for  1990  through   1994.   The  actual  amount  of  incentive
     compensation  for an individual at any level of Final Average  Salary could vary.

(c)  The expected credited years of benefit service at normal retirement for the
     Corporation's  five  executive  officers are as follows:  Mr.  Yearley,  41 years; Mr. Whisler,  43 years; Dr. Ryan, 31 years; Mr. Iraola, 30 years and
     Mr. St. Clair,  11 years.  For Dr. Ryan, the years of service include years
     of  benefit  service  credit  under  an  agreement   between  him  and  the
     Corporation.  The years of service are based on normal  retirement  for all executive officers under the Retirement Plan and the applicable  provisions of the Comprehensive Nonqualified Plan.








                 SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

    The Corporation has severance agreements with each of its five executive officers under which the executive would receive a lump sum payment equal to his annual base salary in the event the Corporation terminates his employment, other than for cause or mandatory retirement, or the executive voluntarily terminates his employment because of material reductions in his salary or his position, duties and responsibilities. The terminated executive would also receive (i) outplacement services at a cost up to 15% of his base salary and (ii) the cost of continued coverage for a limited period under the Corporation's group health, life insurance and disability plans.

    The Corporation also has agreements with such executives under which each executive would receive, in the event he ceases to be employed by the Corporation (for a reason other than death, disability, willful misconduct, normal retirement or under certain circumstances a voluntary termination of employment by the executive) within two years following a change of control of the Corporation, a lump sum equal to two times (i) the executive's highest base salary during that year and the prior two years and (ii) the executive's target bonus under the Annual Incentive Compensation Plan for the year in which the change of control occurs. The amount of such payment is subject to reduction if the date an executive ceases to be employed by the Corporation is within 24 months of his normal retirement date or if such amount, plus any other payments that are contingent on such change of control, constitutes an "excess parachute payment" as defined in the Code and the reduction results in a greater net after-tax benefit to the executive. Except under certain circumstances, these change of control agreements expire on November 3, 1997.

    Although normal compensatory options granted by the Corporation generally become exercisable in three substantially equally annual installments beginning on the first anniversary of the date of grant, they also become exercisable in certain change of control situations. Specifically, such options are exercisable (but not earlier than six months from the date of grant) on the date the Corporation's Common Shares are purchased pursuant to a third party tender offer or the Corporation's shareholders approve a merger or similar transaction which the Corporation will not survive as a publicly held corporation or, in the case of the five executive officers and certain other employees, the date the employee ceases to be employed if he ceases to be employed within two years following a change of control of the Corporation. In addition, such options include limited rights exercisable only in the event the Corporation's Common Shares are purchased pursuant to a third party tender offer or the Corporation's shareholders approve a merger or similar transaction which the Corporation will not survive as a publicly held corporation. Under these limited rights, an optionee may elect, in lieu of purchasing shares, to relinquish the option with respect to all or any of such shares and to receive a payment equal to (i) the price paid for a Common Share in such merger or similar transaction multiplied by the number of Common Shares the optionee could have purchased less (ii) the total purchase price for that number of Common Shares under the terms of the option.

    The Retirement Plan and the Comprehensive Nonqualified Plan provide for the payment of unreduced benefits to employees who meet liberalized age and length of service requirements and whose employment is terminated by the Corporation or any of its subsidiaries within two years following a change of control of the Corporation.

              COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

    The Corporation's goal is to be the leader in each of the domestic and international mining and manufacturing activities in which it competes. It thereby seeks to achieve and sustain progressive increases in value for its shareholders, while balancing appropriately the short- and long-term opportunities for the Corporation.

    To meet these objectives, the Corporation employs high caliber, dedicated managers who are well trained and results oriented. The Board of Directors established the Compensation and Management Development Committee to provide oversight of the Corporation's compensation and management development programs and to ensure that these programs maximize the Corporation's ability to attract, retain and motivate employees to meet these stated objectives.

    The Committee believes it can motivate managers participating in these programs by:

    * Emphasizing the relationship between pay and performance by rewarding managers who bring about solid achievement with regard to key business strategies and specific operational objectives and by increasing the relative amount of compensation at risk as management responsibilities increase.

    * Assuring that the elements of variable compensation are linked as directly as practicable to measurable financial and other forms of performance achievement.

    * Encouraging stock ownership by executives.

    * Tying pay for performance as closely as possible to success in maximizing the value of the Corporation's stock over the long term.

    The Committee is composed of directors (currently six) who are not employees of the Corporation. It has periodically retained respected independent compensation consultants to advise and assist it in connection with various compensation matters.

EXECUTIVE OFFICER COMPENSATION

    The executive officers are compensated by salaries, annual incentive awards and long-term incentive compensation. Each element focuses on performance in a different but complementary way. Salaries focus on individual performance as well as competence. Annual incentives relate to individual, corporate and, if appropriate, unit performance. Long-term incentive awards, which are now paid in the form of stock options, create a long-term identity of interest with the shareholders based on the Corporation's performance and related growth of shareholder value.

    The Committee believes that the Corporation competes for its executive talent primarily with similarly sized industrial companies located in the United States. Accordingly, where possible, the Committee compares executive officer compensation to the compensation paid to executives holding similar positions at other publicly-held industrial corporations of a size, measured by revenues, similar to that of the Corporation (referred to below as the "comparison group"). Information concerning a significant number of such companies is provided by independent consultants and, based on the consultants' advice, is believed by the Committee to be generally representative of the compensation paid by all such companies in the United States. Thus, the companies used for comparison purposes in connection with the compensation paid to the Corporation's executive officers are different from, and substantially more numerous than, the three nonferrous metals companies included in the Peer Group used in the performance graph on page 19 to compare shareholder returns.

    Salaries. Individual salaries for executive officers are generally established by the Board of Directors, on the recommendation of the Committee, to reflect the officer's performance and competence, which is generally defined as his progress in responsibilities, experience and length of service in the position. Salaries are targeted at the median levels for sustained and expected performance and competence. Salary targets are set above and below the median level for performance and competency levels above and below those expected for each position. These general practices were not, however, followed during 1994; in response to falling copper prices late in 1993, all merit salary increases for executive officers were suspended until January 1, 1995. Based on available information, the Committee believes salaries in 1994 for the executive officers were at or slightly below the averages of the companies in the comparison group for employees holding similar positions.

    Annual Incentive Compensation. The Annual Incentive Compensation Plan provides the executive officers and certain other officers and managers with compensation based on success in achieving annual individual, corporate and, where appropriate, unit goals. For each executive officer, a target award is determined approximating the median of the annual incentive compensation paid by the comparison group to individuals holding comparable positions. Lower threshold awards and higher maximum awards are also established. Corporate goals are set using return on equity and net cash flow return on investment, both of which are fundamental indicators of the Corporation's performance. The goals are equally weighted and determine 70% of the CEO's total annual incentive compensation, and 60% and 15% of the CFO's and operation executives' awards, respectively. In 1994, return on equity and net cash flow return on investment were both near the maximum goals. Based on these results and the Committee's evaluation of performance to individual and, where appropriate, unit goals, the Committee recommended, and the Board approved, Annual Incentive Compensation awards for 1994 above the targeted amounts for the listed executives.

    Stock Options. The Committee uses stock options to provide long-term incentive compensation primarily because employees benefit from options, if at all, only to the extent of increases in the value of the Corporation's Common Shares. To further the identity of interest with the shareholders, the executive officers are expected to acquire and own significant numbers of the Corporation's shares.

    The Board of Directors and the Committee have determined that to focus the executives' attention to an appropriate extent on the long-term growth of shareholder value, the targeted compensation levels with respect to the present value of stock options should be approximately midway between the fiftieth and seventy-fifth percentiles of the long-term incentive awards made to executives holding similar positions in companies in the comparison group. Adjustments are made from these levels based on the performance, career potential, critical skills and prior grant history of the executive officer. Stock options granted to executive officers in 1994 were at or above the targeted levels. All of the Committee's option grants for 1994 were approved by the Board.

    Long-Term Performance Awards. In years prior to 1993, executive officers and other senior officers who were identified as having the potential to have a significant impact on overall corporate results were eligible to participate in long-term performance plans. Plan awards were based upon specified corporate performance objectives over three-year performance cycles. The award for the plan ending in 1994 was stated as a variable percentage, from 0% to 50%, of the officer's average base salary during the three-year period, depending on the Corporation's actual performance compared to targeted objectives, and was paid in Common Shares restricted as to transferability for a period of two years following the end of the performance cycle. The performance objective for this plan was cash flow return on capital. The three-year average cash flow return on capital was approximately equal to target and produced awards equal to approximately 37.1% of each participant's average base salary.

    The Committee determined not to implement a long-term performance plan in 1993 or subsequent years in part because the fluctuations in copper prices make it difficult, in advance, to establish corporate financial performance objectives which reflect objectively the results of the performance of senior management. In addition, the Committee believes that over time an expanded stock option program may best align the long-term interests of stockholders with those of management. Thus, payments made with respect to the 1992-94 cycle will be the last payments under this program.

    Restricted Stock. In past years, the Committee also has made grants of restricted stock to executive officers and a limited number of other key employees under the Corporation's Stock Option and Restricted Stock Plan. Consistent with its intention to use stock options as the customary form of long-term incentive compensation, the Committee made no such grants to executive officers for 1994, except for grants made in payment of part of the Long-Term Performance Plan award for the 1992-1994 cycle.

    IRS Limit on Deductibility of Compensation. The Committee has decided that, for 1995, it is not necessary to amend any of the Corporation's existing compensation plans in light of Section 162(m) of the Internal Revenue Code.
Section 162(m) generally places a $1 million per person limit on the deduction a publicly-held corporation may take for compensation paid to its chief executive officer and its four other highest compensated "covered employees," excluding for this purpose deferred compensation and, in general, compensation constituting "performance-based" compensation. The Corporation understands that stock options and Long-Term Performance Plan payments will not be included in the compensation subject to the $1 million deductibility limit. The Corporation's 1995 salaries and incentive compensation subject to Section 162(m), not including any deferred compensation, are not expected to exceed $1 million for any individual employee. The Committee intends to review this matter during 1995.

CEO COMPENSATION

    Douglas C. Yearley, the Chief Executive Officer of the Corporation, received a base salary of $560,000 in 1994, an Annual Incentive Compensation Plan award of $560,000 for 1994 performance to stated goals, a Long-Term Performance Plan grant for the 1992-94 cycle of 3,308 shares of common stock restricted from sale for two years, and a compensatory option grant in 1994 to purchase 100,000 Common Shares. As discussed above under "Stock Options," Mr. Yearley also received in 1994, under a program available to all optionees, 90,615 reload options in connection with his use of already-owned shares to pay the exercise price of other options. The number of reload options granted to employees is equivalent to the number of shares that they turn in to the Corporation, i.e., exchange to exercise their existing options.

    All executive merit salary increases were suspended during 1994 (for reasons stated under "Salaries") and therefore Mr. Yearley's salary was unchanged from the amount paid to him in 1993. The Committee believes that Mr. Yearley's 1994 salary is below the 1994 median paid by comparable companies to their CEOs.

    The first 70% of Mr. Yearley's Annual Incentive Compensation Plan award was determined on the basis of the actual return on average equity and net operating cash flow return on average capital as compared to goals set at the beginning of the year. The Corporation's performance was near the maximum goals for return on average equity and for net operating cash flow return on average capital. The remaining 30% of Mr. Yearley's award was based on the Committee's judgment as to his performance with regard to individual goals pertaining to the positioning of Phelps Dodge Mining Company for future growth, the growth and enhancement of Phelps Dodge Industries' assets and the overall management of Phelps Dodge Corporation during an anticipated difficult earnings year. Based on its judgment as to Mr. Yearley's performance in these respects, the Committee made an above-target award to him as to this part of his incentive compensation. Mr. Yearley's compensatory stock option grant, which was above the targeted level, was based on the policy discussed above under "Stock Options," including the Committee's evaluation of Mr. Yearley's overall performance during 1994, his potential and critical skills, and the number of stock options and the number of shares of restricted stock that had been previously granted to him.

CONCLUSION

    The Committee will continue to evaluate the Corporation's compensation programs to best enable the Corporation to employ and motivate high caliber, dedicated people. Such employees, properly motivated, are believed to be key to achievement of the Corporation's goal to be the international leader in the mining and manufacturing activities in which it competes and the related enhancement of shareholder value over the long term.

                                  THE COMPENSATION AND MANAGEMENT
                                  DEVELOPMENT COMMITTEE


                                  Robert D. Krebs, Chairman


                                  Robert N. Burt


                                  George C. Dillon


                                  Paul W. Douglas


                                  Paul Hazen


                                  Southwood J. Morcott



 (The following descriptive data is supplied in accordance with Rule 304(d) of
                                Regulation S-T)


                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
                      INCLUDING REINVESTMENT OF DIVIDENDS

                    1989      1990      1991      1992      1993      1994
                    ----      ----      ----      ----      ----      ----
Phelps Dodge        100       101       125       188       195       255
S&P 500             100        97       126       136       150       152
Peer Group          100        91       103       148       145       187

----------
Assumes $100 invested at 12/31/89 in Phelps Dodge common stock, the S&P 500 and a Peer Group represented by the Dow Jones "Other Nonferrous Metals." (This published index includes Phelps Dodge, Asarco Incorporated, Brush Wellman Inc., and Magma Copper Company.)



                2. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

    On the recommendation of the Audit Committee, the Board of Directors has appointed Price Waterhouse LLP as independent accountants for the Corporation for the year 1995, subject to ratification by the shareholders at the annual meeting. Price Waterhouse LLP or a predecessor firm has been the independent accountants for the Corporation since 1915. A representative of Price Waterhouse LLP will be present at the annual meeting of shareholders with the opportunity to make a statement if he so desires and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

                                OTHER MATTERS

    The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration thereof or action thereon.

    All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Corporation at or prior to the meeting, will be voted at the meeting in accordance with any instructions specified on such proxy and, where no instruction is specified, as indicated on such proxy.

    It is the policy of the Corporation that, except under limited circumstances, each shareholder proxy card, ballot and voting tabulation that identifies any shareholder will be kept confidential and that the receipt and tabulation of such votes will be conducted by independent third parties, including the Corporation's transfer agent and its proxy solicitation firm, and not by employees of the Corporation.

    The cost of soliciting proxies for the meeting will be borne by the Corporation. The Corporation has retained Morrow & Co., Inc., 909 Third Avenue, New York, N.Y. 10022-4799 to assist in soliciting proxies for a fee estimated at $12,500 plus reasonable expenses. Morrow & Co., Inc. and some officers and other employees of the Corporation may solicit proxies in person and by telephone or otherwise. The Corporation may also reimburse brokers and others who are record holders of the Corporation's shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

    On June 1, 1994, the Corporation purchased directors' and officers' liability insurance policies from National Union Fire Insurance Company of Pittsburgh, Pa., Aetna Casualty and Surety Company, Continental Casualty Company, Federal Insurance Company and XL Insurance Company, each for a one-year term ending June 1, 1995, at premiums of $569,596, $174,095, $58,425, $65,300 and $50,000, respectively. The policies insure (i) directors, officers, division presidents and vice presidents of the Corporation and its subsidiaries, and employees who are fiduciaries of employee benefit plans of the Corporation and its subsidiaries, against certain liabilities they may incur in the performance of their duties and (ii) the Corporation against any obligation to indemnify such persons against such liabilities.

                              PROPOSALS FOR 1995

    The Corporation will review for inclusion in next year's proxy statement shareholder proposals received by December 1, 1995. Proposals should be sent to the Secretary of the Corporation, 2600 North Central Avenue, Phoenix, Arizona 85004-3014.

                            ANNUAL REPORT FOR 1994

    The annual report of the Corporation for the year 1994, including financial statements, is being furnished concurrently with this proxy statement to persons who were shareholders of record as of March 16, 1995, the record date for the annual meeting. The annual report does not form part of the material for the solicitation of proxies.

                                      By order of the Board of Directors,
                                               William C. Tubman
                                         Vice President and Secretary
Phoenix, Arizona
March 31, 1995





phelps
dodge
corporation


Notice of
Annual Meeting
of Shareholders
and Proxy
Statement



May 3, 1995

                               CONFIDENTIAL PROXY

                       PHELPS DODGE EMPLOYEE SAVINGS PLAN

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF PHELPS DODGE CORPORATION

To M & I Marshall & Ilsley Trust Company of Arizona, Trustee:
         I hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders of Phelps Dodge Corporation to be held on Wednesday, May 3, 1995, and accompanying Proxy Statement. I hereby instruct you to vote in person or by proxy, at such meeting and at any adjournments thereof all the Phelps Dodge Corporation Common Shares credited to my account under the Phelps Dodge Employee Savings Plan ("SP") as indicated below, and in your or your proxies' discretion on all other matters.
         You are instructed to vote the shares credited to my account as directed on the reverse side.

          UNLESS WE RECEIVE INSTRUCTIONS FROM YOU THE NUMBER OF SHARES
        CREDITED TO YOUR ACCOUNT AS OF THE RECORD DATE, MARCH 16, 1995,
                       WILL NOT BE VOTED AT THE MEETING.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY


------------                                            Please mark
 SP SHARES                                      /X/     your votes
                                                        as this

                 The Board of Directors recommends you vote FOR
                         Management Proposals 1 and 2.

Proposal 1: Election of Directors for the term specified in the Proxy Statement: Messrs. Addison, Hazen, (Mrs.) Knowles and Parker

FOR all           WITHHELD                  WITHHELD for the following
nominees   / /    for all nominees  / /     only (write name(s) of
                                            nominees(s) below)
                                           ----------------------------

Proposal 2: Ratification of independent public accountants

/ / FOR    / / AGAINST    / / ABSTAIN

The proxies are instructed to vote as directed above, and in their discretion on all other matters. Where no direction is specified, this proxy will be voted FOR Management Proposals 1 and 2 as recommended by the Board of Directors.

Signature(s)                                 Date
            ------------------------------          -------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                     PROXY

                            PHELPS DODGE CORPORATION

                           Solicited on Behalf of the
                 Board of Directors of Phelps Dodge Corporation

         The undersigned shareholder of PHELPS DODGE CORPORATION hereby appoints EDWARD L. ADDISON, PAUL W. DOUGLAS, WILLIAM A. FRANKE and DOUGLAS C. YEARLEY, or any of them, proxies of the undersigned, each with power of substitution, at the meeting of shareholders of the Corporation to be held at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona, on Wednesday, May 3, 1995 at 11:00 a.m., and at any adjournments thereof, to vote all Common Shares of the Corporation held or owned by the undersigned, including any which may be held for the undersigned's account under the Automatic Dividend Investment Service for Phelps Dodge Common Shares administered by Chemical Bank.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY


-------------      ----------------------------------           Please mark
COMMON SHARES      DIVIDEND INVESTMENT SERVICE SHARES       /X/ your votes
                                                                as this

                 The Board of Directors recommends you vote FOR
                         Management Proposals 1 and 2.

Proposal 1: Election of Directors for the term specified in the Proxy Statement: Messrs. Addison, Hazen, (Mrs.) Knowles and Parker

FOR all         WITHHELD                  WITHHELD for the following
nominees  / /   for all nominees  / /     only (write name(s) of
                                          nominees(s) below)

                                          ----------------------------

Proposal 2: Ratification of independent public accountants

/ / FOR    / / AGAINST    / / ABSTAIN

The proxies are instructed to vote as directed above, and in their discretion on all other matters. Where no direction is specified, this proxy will be voted FOR Management Proposals 1 and 2 as recommended by the Board of Directors.

Signature(s)                                   Date
            -----------------------------            ---------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                            PHELPS DODGE CORPORATION

                             SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF PHELPS DODGE CORPORATION

         The undersigned shareholder of Phelps Dodge Corporation hereby appoints Edward L. Addison, Paul W. Douglas, William A. Franke and Douglas C. Yearley, or any of them, proxies of the undersigned, each with power of substitution, at the annual meeting of shareholders of the Corporation to be held at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona, on May 3, 1995, at 11:00 a.m., and at any adjournments thereof, to vote all Common Shares of the Corporation held or owned by the undersigned, including any which may be held for the undersigned's account under the Automatic Dividend Investment Service for Phelps Dodge Common Shares administered by Chemical Bank.
         The proxies are instructed to vote as directed below, and in their discretion on all other matters. Where no direction is specified, this proxy will be voted FOR Management Proposals 1 and 2 as recommended by the Board of Directors.

Management Proposals:
         The Board of Directors recommends you vote FOR Management Proposals 1 and 2.

Proposal 1: Election of Directors for the respective terms
            specified in the Proxy Statement: Messrs. Addison,
            Hazen, (Mrs.) Knowles and Parker

            FOR all          WITHHELD         WITHHELD for the following only
            nominees     for all nominees   (write name(s) of nominees(s) below)
              / /             / /
                                            -----------------------------------

                          PLEASE SIGN ON REVERSE SIDE
                              AND RETURN PROMPTLY

                                   P R O X Y

Proposal 2: Ratification of independent public accountants.

            FOR  / /     AGAINST  / /     ABSTAIN  / /

                                    Dated:
                                          ----------------------------------
                                    Signature
                                             -------------------------------
                                    Signature
                                             -------------------------------

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     PROXY

   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PHELPS DODGE CORPORATION



     The undersigned shareholder of PHELPS DODGE CORPORATION hereby appoints EDWARD L. ADDISON, PAUL W. DOUGLAS, WILLIAM A. FRANKE and DOUGLAS C. YEARLEY, or any of them, proxies of the undersigned, each with power of substitution, at the annual meeting of shareholders of the Corporation to be held at the Arizona Biltmore Hotel, 24th Street and Missouri Avenue, Phoenix, Arizona, on May 3, 1995, at 11:00 a.m., and at any adjournments thereof, to vote all Restricted Common Shares of the Corporation held or owned by the undersigned.

The proxies are instructed to vote as directed below, and in their discretion on all other matters. Where no direction is specified, the proxy will be voted FOR Management Proposals 1 and 2.

The Board of Directors recommends you vote FOR Management Proposals 1 and 2.

Proposal 1:    Election of  Directors for the  respective terms specified in the
               Proxy Statement:  Messrs.  Addison,  Hazen,  (Mrs.)  Knowles  and
               Parker.

               FOR all    WITHHELD             WITHHELD for the following only
               nominees   for all nominees   (write name(s) of nominee(s) below)
                 / /          / /
                                             ----------------------------------


Proposal 2:    Ratification of independent public accountants.

                FOR  / /      AGAINST  / /      ABSTAIN  / /


                                             Dated:
                                                   ----------------------------
                                         Signature:
                                                   ----------------------------

                            PHELPS DODGE CORPORATION
                           2600 North Central Avenue
                          Phoenix, Arizona 85004-3014



                                                              March 31, 1995


                         TO MEMBERS OF THE PHELPS DODGE
                             EMPLOYEE SAVINGS PLAN



          Enclosed for your information are copies of Phelps Dodge Corporation's 1994 Annual Report to Shareholders and 1995 Proxy Statement.



                                            Very truly yours,




                                            John C. Replogle
                                            Chairman
                                            Benefits Administration Committee





                            PHELPS DODGE CORPORATION
                           2600 North Central Avenue
                          Phoenix, Arizona 85004-3014



                                                              March 31, 1995


                         TO MEMBERS OF THE PHELPS DODGE
                             EMPLOYEE SAVINGS PLAN



          In connection with the annual meeting of shareholders of Phelps Dodge Corporation to be held on May 3, 1995, we enclose:

          (a) Notice of Annual Meeting of Shareholders and Proxy Statement dated March 31, 1995.

          (b)   Card entitled "Confidential Proxy."

          Because it is important that the shares in your account under the Plan be represented at the annual meeting, please complete and sign the enclosed card and return it in the enclosed stamped addressed envelope before April 21, 1995.

                                            Very truly yours,




                                            William C. Tubman
                                            Vice President and Secretary




                                                              March 31, 1995

                     TO HOLDERS OF RESTRICTED COMMON SHARES
                       ISSUED UNDER THE PHELPS DODGE 1993
                     STOCK OPTION AND RESTRICTED STOCK PLAN


          In connection with the annual meeting of shareholders of Phelps Dodge Corporation to be held on May 3, 1995, we enclose:

          (a) Notice of Annual Meeting of Shareholders and Proxy Statement dated March 31, 1995.

          (b)   Proxy

          Because it is important that your restricted shares issued under the Plan be represented at the annual meeting, please complete and sign the enclosed proxy and return it in the enclosed stamped addressed envelope before April 21, 1995.

                                            Very truly yours,

                                            William C. Tubman
                                            Vice President and Secretary